SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2003

HANDSPRING, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30719	77-0490705

(Commission File Number)	(IRS Employer Identification No.)

189 Bernardo Avenue, Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)

(650) 230-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS.

     On October 21, 2003, Handspring, Inc. and Palm, Inc. jointly issued a press release announcing that they had entered into a memorandum of understanding with counsel to the plaintiffs in two lawsuits relating to the proposed acquisition of Handspring by Palm. The lawsuits, Kathleen Goldhirsch v. Handspring, Inc. and Varant Majarian v. Handspring, Inc., were filed June 17 and June 19, 2003, respectively, in the Court of Chancery in the State of Delaware, New Castle County. A copy of the press release is filed as an exhibit to this report. In connection with the entry into the memorandum of understanding, Handspring is making the disclosures set forth in an exhibit to this report with respect to its pending acquisition by Palm.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

99.1	Press Release dated October 21, 2003.

99.2	Handspring Disclosure

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDSPRING, INC

Date: October 21, 2003	By: /s/ David G. Pine

David G. Pine Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release dated October 21, 2003.
99.2	Handspring Disclosure